Exhibit 23.1

Board of Directors
Sino Charter, Inc.
Tulsa, Oklahoma

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 27, 2006, on the financial statements of Sino Charter, Inc. as of November 30, 2006 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Spokane, Washington

March 28, 2007

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com